Exhibit 10.3


                       TRANSITION AND CONSULTING AGREEMENT


     This Transition and Consulting Agreement (the "Agreement") is made as of November 2, 2005 by and between MediaMax Technology Corporation, a Nevada corporation with a principal place of business at 668 North 44th Street, Suite 233, Phoenix, Arizona 85008 (the "Company"), and Peter H. Jacobs (the "Consultant").

     WHEREAS, the Consultant is the President and Chief Executive Officer of SunnComm International, Inc., a Nevada corporation with a principal place of
business  at  668  North  44th  Street,   Suite  248,  Phoenix,   Arizona  85008
("SunnComm");

     WHEREAS, the Company and SunnComm are parties to an Agreement and Plan of Merger, dated as of June 11, 2005 (the "Merger Agreement"), pursuant to which a wholly-owned subsidiary of the Company is anticipated to merger with and into SunnComm with the effect that SunnComm would become a wholly-owned subsidiary of the Company (the "Merger");

     WHEREAS, the Consultant was the founder of SunnComm and the Merger Agreement contemplated that Consultant would become the Chief Executive Officer of the Company following the Merger;

     WHEREAS, the Company is currently undertaking a financing (the "Financing") to fund the operations of both the Company and SunnComm through the completion of the Merger and, as a condition of the Financing, the investors participating in the Financing have required the Company to hire an industry specialist as its Chief Executive Officer, thereby requiring Consultant to agree to resign executive positions with SunnComm and the Company at the effective time of the Merger (the "Effective Time");

     WHEREAS, the Company desires to compensate Consultant for his agreement to relinquish executive positions with the Company following the Merger so that the Financing can be completed, to engage Consultant to provide assistance to the Company and its Chief Executive Officer on a non-executive basis following the Effective Time and to serve as the non-executive Chairman of the Board of Directors of the Company following the Effective Time; and

     WHEREAS, Consultant is willing to agree not to serve as the Chief Executive Officer of the Company following the Effective Time so that the Financing can be completed, to assist the Company following the Merger pursuant to the terms hereof and to service as the non-executive Chairman of the Board of Directors of the Company following the Effective Time;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the Company and Consultant agree as follows:

     SECTION 1. Engagement. The Company agrees to engage Consultant to assist the Company's Board of Directors and Chief Executive Officer in integrating the operations of the Company and SunnComm, developing and implementing a strategic plan for the Company and otherwise assisting the Chief Executive Officer of the Company from and after the Effective Time, and Consultant hereby accepts such engagement (the "Engagement"). Consultant agrees to commit such necessary time as shall be reasonably necessary to perform such services to the Company from and after the Effective Time. During the Term (as defined below) and for one


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SECTION 1.  Engagement - continued

year thereafter, Consultant shall not engage in any activity that has a conflict of interest with the Company, including any competitive employment, business, or other activity, and he shall not assist any other person or organization that competes, or intends to compete, with the Company.

     SECTION 2. Term. The term of the Engagement of Consultant by the Company as provided in Section 1 shall begin at the Effective Time and shall continue until June 30, 2007 (the "Term"), unless earlier terminated as hereinafter provided.

     SECTION 3. Non-Executive Chairman Position. At the Effective Time, Consultant shall be elected to serve as the non-executive Chairman of the Board of Directors of the Company and shall serve in such capacity until the 2007 Annual Meeting of Stockholders of the Company and thereafter until his successor is duly elected and qualified.

     SECTION 4. Compensation and Expenses.

     (a) Compensation. During the Term, the Company shall pay Consultant a consulting fee at a monthly rate equal to one-half the current monthly salary consultant receives from SunnComm at the time of execution of this Agreement. The consulting fee shall be payable at the end of each calendar month during the Term.

     (b) Expenses. The Company shall reimburse Consultant for all reasonable out-of-pocket expenses incurred by Consultant in connection with the business of the Company and in performance of Consultant's duties under this Agreement. Notwithstanding the foregoing, the Consultant shall not incur total expenses in excess of $1,000 per month without the prior written approval of the Company.

     SECTION 5. Equity Compensation.

     (a) The Put Right Shares. On or promptly after January 1, 2006, the Company shall issue to Consultant 10,000,000 shares of the Common Stock, $.001 par value per share ("Common Stock"), of the Company (such shares, as the same may be adjusted by stock split, stock dividend or combination of shares and including any dividends or distributions of securities or property paid thereon being hereinafter referred to collectively as the "Put Right Shares") for a purchase price of $.001 per share (or $10,000.00 in the aggregate). Consultant acknowledges that the fair market value of the Put Right Shares may exceed the purchase price therefore and has consulted his tax advisors with respect to the Federal and state income tax consequences of such stock issuance.

     (b) Put Right. Consultant shall have the right but not the obligation (the "Put Right") for a period of 30 days following the second anniversary of the Effective Time (the "Thirty-Day Window") to require the Company to repurchase the Put Right Shares, free and clear of all liens, proxies, voting restrictions and other encumbrances for $.10 per share or $1,000,000 in the aggregate. The Consultant may exercise the Put Right by giving written notice to the Company pursuant to Section 16 of this Agreement at any time during the Thirty-Day Window. Upon Consultant's exercise of his Put Rights, the Company shall repurchase the Put Right Shares by lump-sum payment payable to Consultant within 30 days of the Company's receipt of such notice of exercise.

     (c) Stock Options. On or prior to November 21, 2005, the Company shall grant Consultant non-statutory stock options to purchase 10,000,000 shares of Common Stock of the Company at $.05 per share and non-statutory stock options to purchase 5,000,000 shares of Common Stock of the Company at $.075 per share. The


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SECTION 5. Equity Compensation - continued

foregoing options (collectively, the "Options") shall vest in full as of the Effective Time.

     (d) Restrictions on Transfer. The Consultant agrees that he will not Transfer (as defined below) any of the Put Right Shares and any shares held by Consultant as a result of any exercise of the Options (collectively, the "Shares"), except in accordance with the terms of this Agreement. The immediately preceding sentence of this Section shall not apply to or otherwise prevent (1) the inter vivos transfer or assignment by Consultant, voluntarily or by operation of law, of all of his Shares to his legal representative in the case of his incompetency, (2) a lifetime or testamentary transfer of all or part of the Shares of Consultant to his spouse, children, grandchildren or a trust or other entity for the benefit of Consultant and/or any such other Persons, (3) a transfer of the Shares to the Consultant's heirs at law upon Consultant's death, or (4) a transfer of the Shares to Sunrise Communications, LLC, provided, however, that in any of the foregoing permitted cases, each transferee agrees in writing to be bound by all of the provisions of this Agreement, and the term "Consultant" hereunder shall include such transferees. Any attempt to Transfer or any purported Transfer of any Shares not in accordance with the terms of this Agreement shall be null and void and neither the Company, as the issuer of such, nor any transfer agent of such Shares shall give any effect to such attempted Transfer in its stock records. For the purposes of this Agreement, the term "Transfer" shall mean any direct or indirect sale, transfer, assignment, grant of participation in, gift, hypothecation, alienation, pledge or other disposition of any securities or any interests therein excluding, for the avoidance of doubt, any exercise of purchase or conversion rights under options, warrants or convertible securities.

     (e) Legends. Each certificate representing the Shares held by Consultant shall be endorsed with the following legends and such other legends as may be required by applicable state securities laws:

     THE SALE, TRANSFER, ASSIGNMENT OR ANY OTHER ALIENATION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF THE HOLDERS OF SUCH SECURITIES ARE SUBJECT TO THE TERMS AND CONDITIONS OF A TRANSITION AND CONSULTING AGREEMENT, DATED AS OF NOVEMBER 2, 2005, AS SUCH AGREEMENT MAY BE AMENDED, MODIFIED OR RESTATED FROM TIME TO TIME (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER HEREOF).

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT HAVE BEEN COMPLIED WITH OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, THAT SUCH REGISTRATION IS NOT REQUIRED.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES OR "BLUE SKY" LAWS OF ANY JURISDICTION. THEY MAY NOT BE OFFERED OR SOLD WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, THAT THE PROPOSED TRANSACTION WILL BE EXEMPT FROM REGISTRATION, QUALIFICATION AND FILINGS IN ALL SUCH JURISDICTIONS.

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SECTION 5. Equity Compensation - continued

Any certificate issued at any time in exchange or substitution for any certificate bearing such legends (except a new certificate issued upon the completion of a Transfer pursuant to a registered public offering under the Securities Act or pursuant to Rule 144 thereunder and made in accordance with the Securities Act) shall also bear such legends, unless in the opinion of counsel for the Company, the Shares represented thereby are no longer subject to the provisions of this Agreement or, in the opinion of the Company (with advice from counsel to the Company, as the Company may deem appropriate), the Shares represented thereby are no longer subject to the restrictions on transfer imposed under the Securities Act or state securities laws, in which case the applicable legend (or legends) will be removed.

     SECTION 6. Representations of Consultant.

     (a) The Consultant understands that the Shares are not registered under the Securities Act of 1933, as amended (the "Act"), and represents to the Company, and agrees that the Company is entitled to rely on such representations, as follows: that the Consultant is acquiring the Shares with no intention of reselling any of them in any distribution within the meaning of the Act; that he is acquiring the Shares for his own account and that no one else has any beneficial ownership in the Shares; and that he does not intend to and will not resell the Shares except in compliance with the Act and subject to the terms and conditions set forth in section 5 hereof. In addition, the Consultant understands and agrees that (i) the Shares are "restricted securities" within the meaning of Rule 144 under the Act; (ii) the Shares must be held unless they are registered under the Act or an exemption from registration is available, and the Company has received an opinion of counsel to such effect, in form and substance satisfactory to it; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock of the Company, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with.

     (b) The Consultant is relying solely on his tax advisors with respect to the tax consequences of this investment and the transactions contemplated hereunder and not on any statements or representations of the Company or any of its agents or representatives. The Consultant understands that the equity compensation he receives under this Agreement may be considered taxable income for Federal or state income tax purposes and that the Company may treat such equity compensation as a compensation charge against its earnings. The Consultant understands that the Consultant, and not the Company, shall be responsible for the Consultant's own tax liability that may arise as a result of this investment or the transactions contemplated hereunder.

     SECTION 7. Termination. Except as provided in the next succeeding sentence, this Agreement may only be terminated by written agreement of the Company and Consultant. Notwithstanding the foregoing, the Company may terminate this Agreement, effective immediately upon receipt of written notice, if the Consultant breached or threatens to breach any provision of Section 8 or Section 9 of this Agreement. No termination of this Agreement shall affect any of Consultant's rights to receive equity compensation pursuant to Section 5 above or to exercise Consultant's Put Right pursuant to Section 5(b), unless and until
(a) Consultant has agreed in writing to such termination, or (b) it is finally judicially determined that Consultant has breached any provision of Section 8 or
Section 9 of this Agreement.

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

     SECTION 8. Covenants of Consultant.

     (a) Consultant recognizes that the knowledge of, information concerning and relationship with customers, suppliers and agents, and the knowledge of the Company's business methods, systems, plans, software, technologies and policies which Consultant will establish, receive or obtain as a consultant to the Company (collectively, "Confidential Information"), are valuable and unique assets of the business of the Company. Consultant will not, during or within five (5) years after the Term, disclose any such Confidential Information pertaining to the Company, its customers, suppliers, agents, policies or other aspects of its business, for any reason or purpose, whatsoever except pursuant to Consultant's duties hereunder or as otherwise authorized by the Company in writing. The term Confidential Information shall not include knowledge or information which (i) is in or enters the public domain without violation of this Agreement or other obligations of confidentiality by Consultant or his agents or representatives, (ii) Consultant can demonstrate was in his possession on a nonconfidential basis prior to the commencement of his engagement with the Company, or (iii) Consultant can demonstrate was received or obtained by him on a non-confidential basis from a third party who did not acquire it wrongfully or under an obligation of confidentiality, subsequent to the termination of his engagement hereunder.

     (b) All memoranda, notes, records or other documents made or compiled by Consultant or made available to Consultant while engaged concerning customers, suppliers, agents or personnel of the Company, or the Company's business methods, systems, plans and policies, shall be the Company's property and shall be delivered to the Company within five (5) business days of the termination of Consultant's engagement or at any other time on request.

     (c) During the Term and for two (2) years thereafter, Consultant shall not directly or indirectly solicit or initiate contact with any employee of the Company with a view to inducing or encouraging such employee to leave the employ of the Company for the purpose of being hired by Consultant, an employer affiliated with him or any competitor of the Company.

     (d) Consultant acknowledges that the provisions of this section are reasonable and necessary for the protection of the Company and that the Company will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, Consultant agrees that, in addition to any other relief to which the Company may be entitled in the form of actual or punitive damages, the Company shall be entitled to seek and obtain injunctive relief from a court of competent jurisdiction for the purposes of restraining Consultant from any actual or threatened breach of such covenants.

     (e) In the event that, following the termination of this Agreement, consultant is entitled to receive any further payments other than for compensation or other amounts accrued prior to termination or expiration of this Agreement, such payments shall nonetheless cease and the Company shall no longer be obligated to make such payments if there is a material breach of any of the covenants in this section and Consultant shall forthwith upon demand of the Company repay any such amounts paid to Consultant subsequent to the date such breach occurred.

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

     SECTION 9. Assignment of Inventions.

     (a) Consultant agrees that all Confidential Information and all other inventions, discoveries, concepts, designs, research methods and results, processes, formulae, creations, products, works of authorship, databases, trade secrets and know-how, or parts thereof, conceived, developed, or otherwise made by Consultant, alone or jointly with others and in any way relating to the Company's present or proposed programs or services or to tasks assigned to me during the course of Consultant's engagement by the Company, whether or not patentable or subject to copyright protection and whether or not reduced to tangible form or reduced to practice, during the period of Consultant's engagement by the Company, whether or not made during Consultant's regular working hours, and whether or not made on the premises of the Company, and whether or not disclosed by Consultant to the Company (hereinafter collectively referred to as "Developments"), together with all goods or services which embody or emulate such Developments, shall be the sole property of the Company. Consultant agrees to, and hereby does, assign to the Company all his or her right, title and interest throughout the world in and to all Developments and to anything tangible which evidences, incorporates, constitutes, represents or records any such Developments. Consultant agrees that all such Developments shall constitute works made for hire under the copyright laws of the United States and hereby assign and, to the extent any such assignment cannot be made at present, hereby agrees to assign to the Company all copyrights, patents and other proprietary rights Consultant may have in any such Development, together with the right to file for and/or own wholly without restriction United States and foreign patents, trademarks, and copyrights with respect thereto.

     (b) Consultant shall make and maintain adequate and current written records of all Developments, and shall disclose all Developments promptly, fully and in writing to an authorized officer of the Company immediately upon development of the same and at any time upon request.

     SECTION 10. Exceptions. Consultant hereby certifies that Consultant has informed the Company in writing of all continuing obligations to any previous employer, including those which require Consultant not to disclose to the Company any information, and that Consultant has also informed the Company, in writing, of all Confidential Information or Developments which Consultant claims as his or her own or otherwise intends to exclude from this Agreement because it was developed by Consultant prior to the date of this Agreement. Consultant understands that after execution of this Agreement, Consultant shall have no right to exclude Confidential Information or Developments from this Agreement.

     SECTION 11. Obligation to Cooperate. Consultant will, at any time during his engagement, or after it terminates, at the request of the Company, execute all documents and perform all lawful acts which the Company considers necessary or advisable to secure its rights hereunder and to carry out the intent of this Agreement. It is understood that reasonable out-of-pocket expenses of Consultant's assistance incurred at the request of the Company will be reimbursed by the Company.


     SECTION 12. Release. Consultant hereby releases and waives all claims, causes of action or the like that Consultant had, now has or may in the future have against the Company or SunnComm and any and all of the respective officers, employees, directors and stockholders (collectively, the "Released Parties"), whether now known or unknown, in respect to all matters relating to Consultant's employment with SunnComm or engagement by the Company, possible separation from employment with SunnComm, which Consultant acknowledges may occur for nondiscriminatory reasons, or treatment of Consultant by the Company while in the Company's employ or engagement, including all claims related to severance,


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SECTION 12.  Release - continued

notice of termination, the payment of salary and/or incentive performance bonus, and all claims arising under the Age Discrimination in Employment Act of 1967 ("ADEA") as amended by the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964 as amended by the Civil Rights Act of 1991, the Equal Pay Act of 1962, the Americans with Disabilities Act of 1990, the Workers Adjustment and Retraining Notification Act, or any other federal, state or local statute or ordinance, and Consultant further releases and waives any other claim or cause of action recognized in law or equity which Consultant had or now has against any of the Released Parties arising out of conduct, acts or omissions of the Company or SunnComm occurring prior to the execution date of this Agreement. Consultant understands and acknowledges that this Agreement will bar recovery in any forum for any claims that are the subject matter of the release set forth herein, and that Consultant will neither seek nor accept any moneys for any claim or cause of actions which is the subject matter of this release

     SECTION 13. Non-Disparagement. Company and Consultant agree that they will not make any comments or statements to the press, employees of the Company, any individual or entity with whom either party has a business relationship or any other person if such comment or statement could be likely to adversely affect the conduct of the business of the Company or Consultant, or any of their plans or prospects or the business reputation of the Company or Consultant or that of any of Company's employees or stockholders, except as may be required by law or subpoena.

     SECTION 14. Independent Contractor Status. The Consultant shall perform all services under this Agreement as an "independent contractor" and not as an employee or agent of the Company.

     SECTION 15. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter thereof, supersedes and replaces in its entirety any and all prior agreements of the parties with respect to the subject matter thereof, and cannot be changed or extended except by a writing signed by both parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, executors, heirs, administrators, successors and assigns.

     SECTION 16. Governing Law. This Agreement and all matters and issues collateral thereto shall be governed by the laws of the State of Arizona, without regard to its conflict of law principles.

     SECTION 17. Severabilitv. If any provision of this Agreement, as applied to either party or to any circumstance, shall be adjudged by a court to be void and unenforceable, the same shall in no way affect any other provision of this Agreement or the validity or enforceability thereof.

     SECTION 18. Notices. All notices or other communications hereunder shall be given in writing and shall be deemed given if served personally or mailed by registered or certified mail, return receipt requested, to the parties at their respective addresses on record at the Company, or at such other address or addresses as they may hereafter designate in writing.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date written above.

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



                            MEDIAMAX TECHNOLOGY CORP.


                                           By:__________________________________

                                           Name:________________________________

                                           Title:_______________________________


                                                                      CONSULTANT


                                            ____________________________________
                                            Peter Jacobs


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